FREEPORT-McMoRan INC.
2025 STOCK INCENTIVE PLAN

1.Purpose. The purpose of the 2025 Stock Incentive Plan (the “Plan”) is to increase stockholder value and advance the interests of the Company and its Subsidiaries by furnishing a variety of equity incentives designed to (a) attract, retain, and motivate key employees, officers, and directors of the Company and consultants and advisers to the Company and (b) strengthen the mutuality of interests among such persons and the Company's stockholders.

2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below in Appendix A.

3.Administration.

3.1Committee. The Committee shall administer the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)designate Participants;

(b)determine the type or types of Awards to be granted to an Eligible Individual;

(c)determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d)determine the terms and conditions of any Award;

(e)determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property, or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(f)determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(g)interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(h)establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(i)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.2Effect of Committee's Determinations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company, and any Eligible Individual.

3.3Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or directors of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto; provided, however, that the per share exercise price of any Option or SAR granted by such officer or director shall be equal to or greater than the fair market value of a share of Common Stock on the later of the date of grant or the date the Participant's employment with or service to the Company commences.

4.Eligibility. The Committee, in accordance with Section 3.1, may grant an Award under the Plan to any Eligible Individual.

5.Shares Subject to the Plan.

5.1Shares Available for Grant. Subject to Section 5.2 and adjustment as provided in Section 5.4, the maximum number of Shares reserved for issuance under the Plan shall be 43,820,000, less one Share for every option or stock-settled stock appreciation right and 2.07 Shares for every restricted stock award, stock-settled restricted stock unit award or other stock-based award granted under the 2016 Plan after April 1, 2025 and prior to the effective date of the Plan. As of the effective date of the Plan, Shares that are subject to an equity-based Award under the Plan shall be counted as one Share for every one Share granted. Upon approval of this Plan by the Company's stockholders, the Company will cease making new Awards under any Prior Plan.

5.2Share Counting.

(a)Any Shares subject to an Award granted under this Plan that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Any Shares subject to an Award granted under any Prior Plan that, after April 1, 2025, is canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available for issuance or delivery under this Plan. Shares subject to an Award shall not be available again for issuance or delivery under this Plan if such Shares were (a) delivered or withheld in payment of the exercise or base price of an Option or stock-settled SAR; (b) covered by, but not issued upon settlement of, stock-settled SARs; (c) delivered or withheld by the Company to satisfy any tax withholding obligation related to an Option or SAR; or (d) repurchased on the open market with the proceeds of the exercise price of an Option. In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after April 1, 2025, an award other than an option or stock appreciation right under any Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan at the ratio set forth in the applicable Prior Plan. Shares that again become available for grant under this Plan pursuant to this Section 5.2(a) shall be added back to the total number of Shares available for grant under this Plan as one Share, except that if such Share was subject to a restricted stock award, a stock-settled restricted stock unit award or an other stock-based award granted under the 2016 Plan, such Share shall be added back to the total number of Shares available for grant under this Plan as 2.07 Shares.

(b)If an Award, by its terms, may be settled only in cash, then the grant, vesting, payout, settlement, or forfeiture of such Award shall have no impact on the number of shares available for grant under the Plan.

5.3Limitations on Awards. Subject to adjustments as provided in Section 5.4, the following additional limitations are imposed under the Plan:

(a)The maximum number of Shares that may be issued upon exercise of Options intended to qualify as incentive stock options under Section 422 of the Code shall be 43,820,000.

(b)With respect to Outside Directors, an annual limit of $750,000 per calendar year applies to the sum of all cash and Awards (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes) and other compensation granted to each individual Outside Director for services as a member of the Board; provided, however, that the annual limit shall be increased to $1,000,000 for an Outside Director serving as lead independent director or non-executive chair of the Board. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

(c)Shares deliverable pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(d)Subject to the terms of the Plan, including the limitations contained in this Section 5.3, the Committee may use available Shares as the form of payment for compensation, grants, or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including, but not limited to, the Company's annual incentive plan.

(e)Substitute Awards shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Outside Directors prior to such acquisition or combination.

5.4Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 12.2 hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number and any fractional Share resulting from the adjustment will be eliminated.

5.5Dividends and Dividend Equivalent Rights. Awards granted under this Plan in the form of Options and SARs may not be granted with dividend or dividend equivalent rights. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividends or dividend equivalents, as applicable, on Awards granted under this Plan in the form of Restricted Stock, RSUs, or Other Stock-Based Awards. In the event that the Committee grants dividend equivalent rights, the Company shall establish an account for the participant and reflect in that account any securities, cash, or other property comprising any dividend or property distribution with respect to each share of Common Stock underlying each Award. For any Awards granted under this Plan with dividend or dividend equivalent rights, such dividends or dividend equivalent rights shall vest and pay out or be forfeited in tandem with and contingent upon the vesting of underlying Awards rather than paid concurrently during the vesting or restricted period.

6.Stock Options. An Option is a right to purchase Shares from the Company. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options. Any Option that is designated as a Nonqualified Stock Option shall not be treated as an Incentive Stock Option. Each Option granted by the Committee under this Plan shall be subject to the following terms and conditions.

6.1Exercise Price. The exercise price per Share shall be determined by the Committee, subject to adjustment under Section 5.4; provided that in no event shall the exercise price be less than the fair market value of a Share on the date of grant, except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines in accordance with the requirements of Section 409A.

6.2Number. The number of Shares subject to the Option shall be determined by the Committee, subject to Section 5.3 and subject to adjustment as provided in Section 5.4.

6.3Duration and Time for Exercise. The term of each Option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each Option shall become exercisable at such time or times during its term as shall be determined by the Committee, subject to Section 5.3(b). Notwithstanding the foregoing, the exercisability of an Option may also occur in the event of a termination of employment under the circumstances provided in the Award Agreement.

6.4Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Participant by mutual agreement before such Option has been exercised by payment to the Participant of the amount per Share by which: (i) the fair market value of the Common Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5Manner of Exercise. An Option may be exercised, in whole or in part, by giving notice of exercise to the Company (in such form and manner as approved by the Company, which may be electronic), specifying the number of Shares to be purchased, together with payment in full of the exercise price for the number of Shares for which the Option is exercised and all applicable taxes. The Option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of Shares, which Shares shall be valued for this purpose at the fair market value on the business day that such Option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the Shares, issuable under the Option and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate fair market value equal to the difference between the aggregate exercise price of the Options being surrendered and the aggregate fair market value of the Shares subject to the Option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6Repricing. Except for adjustments pursuant to Section 5.4 or actions permitted to be taken by the Committee under Section 12.4 in the event of a Change in Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding Option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option or SAR that has been granted under this Plan may not, as of any date that such Option or SAR has a per share exercise or base price that is greater than the then current fair market value of a Share, be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise or base price, shares of Restricted Stock, Restricted Stock Units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, Options intending to qualify as Incentive Stock Options must comply with the requirements of Section 422.

7.Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.4. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

7.1Number. Each SAR granted to any Participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 5.4.

7.2Exercise Price. The exercise price per Share of a SAR shall be determined by the Committee, subject to adjustment under Section 5.4; provided that in no event shall the exercise price be less than the fair market value of a Share on the date of grant, except in the case of a SAR granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines in accordance with the requirements of Section 409A.

7.3Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee, subject to Section 5.3(b). Notwithstanding the foregoing, the exercisability of a SAR may also occur in the event of a termination of employment under the circumstances provided in the Award Agreement.

7.4Exercise and Payment. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “exercise date.” Upon exercise of a SAR, the holder shall be entitled to receive from the Company an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess of (a) the fair market value of a Share on the exercise date, over (b) the exercise price specified of the SAR. Payment shall be made in the form of Shares, cash or a combination thereof, as determined by the Committee.

8.Restricted Stock. An award of Restricted Stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.

8.1The Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the shares of Restricted Stock shall be restricted and after which the shares of Restricted Stock shall be vested (the “Restricted Period”), subject to Section 5.3(b). Each award of Restricted Stock may have a different Restricted Period. Notwithstanding the foregoing, the expiration of the Restricted Period may also occur in the event of a termination of employment under the circumstances provided in the Award Agreement.

8.2Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate, if required and utilized by the Company, shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Freeport-McMoRan Inc. 2025 Stock Incentive Plan, as it may be amended (the “Plan”), and an agreement entered into between the registered owner and Freeport-McMoRan Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of Restricted Stock and the appropriate restrictions shall be reflected in the records of the Company's transfer agent and no physical certificates shall be issued.

8.3Forfeiture. In the event of the forfeiture of any shares of Restricted Stock under the terms provided in the Award Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and any certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5.4 due to a recapitalization or other change in capitalization.

8.4Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant.

8.5Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any Shares and to accrue dividends on unvested Shares (with such dividends subject to the same vesting and forfeiture conditions as the underlying Award).

9.Restricted Stock Units. A Restricted Stock Unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

9.1Vesting Period. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest (the “Vesting Period”), subject to Section 5.3(b). Each award of RSUs may have a different Vesting Period. Notwithstanding the foregoing, vesting of the RSUs may occur in the event of a termination of employment under the circumstances provided in the Award Agreement.

9.2Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as Shares are issued to the Participant.

10.Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an “Other Stock-Based Award,” which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash.

10.1Vesting Period. At the time an award of an Other Stock-Based Award is made, the Committee shall establish a period of time during which the Other Stock-Based Award shall vest (the “Vesting Period”), subject to Section 5.3(b). Each award of an Other Stock-Based Award may have a different Vesting Period. Notwithstanding the foregoing, vesting of the Other Stock-Based Award may occur in the event of a termination of employment under the circumstances provided in the Award Agreement.

11.Cash-Based Performance Awards; Performance-Based Vesting.

11.1Cash-Based Awards. The Committee may grant Awards in the form of Cash-Based Performance Awards to Eligible Individuals, which shall consist of the opportunity to earn cash awards based on performance. A Cash-Based Performance Award shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. At the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Award including, as applicable, the performance period and the time or times at which any payout shall be deemed vested and payable.

11.2Performance Goals. The Committee may grant any Award pursuant to which the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals applicable to the individual participant or the Company as established by the Committee. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

12.General.

12.1Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may:

(a)without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of Awards available for grant under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (vii) amend Section 6.6 to permit a reduction in the exercise price of Options; or

(b)materially impair, without the consent of the recipient, an Award previously granted.

12.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4 hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In addition, when assessing or calculating the results of any performance goals as applicable to an Award, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

12.3Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, if permitted by Section 409A, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5.4 and 12.2, no action by the Committee shall, unless approved by the stockholders of the Company, (i) cause a reduction in the exercise price of Options or SARs granted under the Plan or (ii) permit an outstanding Option or SAR with an exercise price greater than the current fair market value of a Share to be surrendered as consideration for a new Option or SAR with a lower exercise price, shares of Restricted Stock, Restricted Stock Units, and Other Stock-Based Award, a cash payment, or Common Stock.

12.4Change in Control.

(a)Unless otherwise provided in an Award Agreement, a Participant's termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control shall have the following effect on the Participant's outstanding Awards as of the date of the Participant's termination of Continuous Service: (i) all Options and SARs shall become immediately exercisable with respect to 100% of the Shares subject to such Options or SARS, and (ii) all time-vesting restrictions on other Awards shall lapse. With respect to outstanding Awards subject to performance conditions, unless otherwise provided in an Award Agreement, upon a Change in Control, all performance measures will be disregarded and the Award will convert to a corresponding time-vested Award at the target payout level, which will vest on the earlier of (i) the last day of the performance period, provided the Participant remained in Continuous Service through the performance period, or (ii) the date of the Participant's termination without Cause or for Good Reason.

(b)In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii)require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and SARs shall terminate;

(iii)arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or SAR with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; or

(iv)make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 5.4.

12.5Withholding.

(a)A Participant shall be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant.

(b)At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by delivering currently owned Shares or by electing (the “Election”) to have the Company withhold from the issuance Shares, which Shares shall have a value equal to the minimum amount required to be withheld (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable withholding rules) for federal, state or foreign tax purposes, including payroll taxes. The value of the Shares delivered or withheld shall be based on the fair market value of the Shares on the date as of which the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the “Tax Date”).

(c)Each Election to have Shares withheld must be made prior to the Tax Date. If a Participant wishes to deliver Shares in payment of taxes, the Participant must so notify the Company prior to the Tax Date. If a Participant makes an election under Section 83(b) of the Code with respect to shares of Restricted Stock, an Election to have Shares withheld is not permitted.

12.6Transferability.

(a)No Awards granted hereunder may be sold, transferred, pledged, assigned, or otherwise encumbered by a Participant except:

(i)by will;

(ii)by the laws of descent and distribution;

(iii)pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or

(iv)if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options may be transferred or assigned (A) to Immediate Family Members, (B) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (C) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (D) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimis beneficial interest in a partnership, limited liability company, or trust described in (B), (C) or (D) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. In no event may an Award be transferred to a third party financial institution for consideration.

(b)To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12.6(b).

12.7Share Certificates. Any certificates or book or electronic entry ownership evidence for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

12.9No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

12.10Effect of Termination of Continuous Service. In the event of a Participant's termination of Continuous Service for any reason, any Awards may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided for in the Award Agreement or an amendment thereto.

12.11Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

12.12Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.13No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

12.14No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

12.15Compliance with Laws.

(a)U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities pursuant to Awards under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

12.16Section 409A of the Code. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless any Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the termination of Continuous Service of a Participant who also is a “specified employee” (as defined under Section 409A) shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty. For purposes of Section 409A, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

12.17Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and such Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. However, if a Participant refuses or withdraws the consents described herein, the Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

12.18Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

12.19Recovery Policy. Each Award granted under the Plan shall be subject to recovery if (i) the Company's financial statements are required to be restated at any time within the three-year period following the final payout of the Award and the Participant is determined by the Committee to be responsible, in whole or in part, for the restatement, or (ii) the Award is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the SEC or national securities exchanges thereunder. In addition, all Awards granted hereunder are subject to the Company’s current clawback and recoupment policies, as they may be amended from time to time. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

12.20Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

13.Term of the Plan. Subject to Section 12.1, no Awards may be granted under the Plan after June 11, 2035, which is ten years after the date the Plan was last approved by the Company's stockholders;

provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

FREEPORT-MCMORAN INC.
2025 STOCK INCENTIVE PLAN

APPENDIX A: DEFINITIONS

As used in the Plan, the following definitions shall apply:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Performance Award.

“Award Agreement” shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which the Company may, but need not, require a Participant to execute, acknowledge, or accept.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Board” shall mean the Board of Directors of the Company.

“Cash-Based Performance Award” shall mean any cash-based Award granted under Section 11 of the Plan.

“Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his or her superior, employer or principal, or (v) the breach of the Participant of the terms of his or her engagement, or any Company policy or restrictive covenant as applicable to the Participant. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change in control agreement with the Company or a Subsidiary, or holds an Award Agreement, that in any such case contains a definition of “Cause,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Cause” shall have the meaning specified in such other agreement.

“Change in Control”

(i)    For purposes of this Plan and Awards hereunder, “Change in Control” means, unless otherwise defined in an Award Agreement (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A)    the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this paragraph (i)(A), the following will not constitute a Change in Control:

(1)    any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change in Control under paragraph (i)(C) hereof) of Common Stock directly from the Company,

(2)    any acquisition of Common Stock by the Company or its subsidiaries,

(3)    any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4)    any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change in Control under paragraph (i)(C) hereof; or

(B)    individuals who as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C)    the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1)    the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Company, and

(2)    no Person together with all Affiliates of such Person (excluding the Company and any employee benefit plan or related trust of the Company or any subsidiary of the Company) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Company or 30% or more of the combined voting power of the then outstanding voting securities of the Company, and

(3)    at least a majority of the members of the board of directors of the Company were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(ii)    As used in this definition of Change in Control, the following terms have the meanings indicated:

(A)    Affiliate: “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B)    Beneficial Owner: “Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract,

understanding, relationship or otherwise), has or shares (1) the power to vote, or direct the voting of, the security, and/or (2) the power to dispose of, or to direct the disposition of, the security.

(C)    Company Voting Stock: “Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(D)    Majority Shares: “Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E)    Person: “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F)    Threshold Percentage: “Threshold Percentage” means 30% of all then outstanding Common Stock.

Notwithstanding the above and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 3.1 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Outside Directors who are disinterested within the meaning of Rule 16b-3. Unless and until determined otherwise by the Board, the Committee shall be the Compensation Committee of the Board.

“Common Stock” shall mean the Company's common stock, $0.10 par value per share.

“Company” shall mean Freeport-McMoRan Inc.

“Continuous Service” means the absence of any interruption or termination of service as an Eligible Individual. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time.

“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

“Effective Date” shall mean the date this Plan is approved by the Company's stockholders.

“Eligible Individual” shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company; (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary; (iii) Outside Directors; (iv) any officer or employee of an entity with which the Company has contracted to receive executive, management, or legal services who provides services to the Company or a Subsidiary through such arrangement; and (v) any consultant or adviser to the Company, a Subsidiary, or to an entity described in clause (iv) hereof who provides services to the Company or a Subsidiary through such arrangement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Good Reason” shall mean either of the following (without Participant's express written consent): (i) a material diminution in Participant's base salary as of the day immediately preceding the Change in Control or (ii) the Company's requiring Participant to be based at any office or location more than 50 miles from Participant's principal office or location (which results in an increased commute) as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, Participant shall not have the right to terminate Participant's employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Participant must terminate Participant's employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change in control agreement with the Company or a Subsidiary, or holds an Award Agreement, that in any such case contains a definition of “Good Reason,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Good Reason” shall have the meaning specified in such other agreement.

“Immediate Family Members” shall mean the spouse and natural or adopted children or grandchildren of the Participant and his or her spouse.
“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 or any successor provision thereto.

“Nonqualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right or award granted under Section 10 of the Plan.

“Outside Directors” shall mean members of the Board who are not employees of the Company, and shall include non-voting advisory directors to the Board or members of the advisory board.

“Participant” shall mean any Eligible Individual granted an Award under the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Prior Plans” shall mean the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) and the Company’s Amended and Restated 2006 Stock Incentive Plan.

“Reporting Person” means an officer, director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Stock” shall mean any restricted stock granted under Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” shall mean any restricted stock unit granted under Section 9 of the Plan.

“Section 409A” shall mean Section 409A of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Section 422” shall mean Section 422 of the Code and all regulations and guidance promulgated thereunder as in effect from time to time.

“Securities Act” means of the Securities Act of 1933, as amended.
“Shares” shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.